Exhibit 99.1

Old Second Bancorp, Inc.

For Immediate Release

(Nasdaq: OSBC)	July 22, 2005

Contact:	J. Douglas Cheatham
Chief Financial Officer
(630) 906-5484

Old Second Bancorp, Inc. Announces Second Quarter Earnings

AURORA, Illinois – Old Second Bancorp, Inc. (Nasdaq: OSBC) today announced second quarter earnings of $6.6 million, up $1.0 million from the second quarter of 2004. Earnings per diluted share were $0.48, up from $0.41 in the second quarter of 2004.  Earnings were impacted in the second quarter of 2004 by a $1.75 million charge for the settlement of a damage award.  Net income was $12.8 million for the first half of 2005, an increase of $1.2 million or 10.1%. Earnings per diluted share for the first half of 2005 were $0.94, up $0.08 from $0.86 in the same period of 2004. Continued loan growth and an increase in noninterest income contributed to the increase in earnings for the period.

Net interest income increased $1.6 million, or 9.3%, in the second quarter of 2005. This increase was the result of higher average earning assets, partially offset by a lower net interest margin. The net interest margin was 3.68% in the second quarter and for the first half of 2005, compared with 3.81% in the second quarter of 2004 and 3.86% for the first half of 2004. Interest costs, associated with a 6.2% increase in deposits and a 50 basis point increase in average rates paid on deposits, contributed to the decline in net interest margin. The increase in deposits provided funding for strong loan growth.

The Company recorded a provision for loan losses of $400,000 in the second quarter of 2005.  The Company did not make a provision for loan losses during the first nine months of 2004, and recorded a negative provision of $2.9 million in the fourth quarter of 2004. The determination by management to reduce the allowance for loan losses was based on a number of factors, including the quality of the loan portfolio and favorable loan loss experience. Provisions for loan losses are made to provide for probable and estimable losses inherent in the loan portfolio. Management’s analysis of the allowance for loan losses underwent an extensive review in 2004. As a result of slight changes in the methodology and internal evaluations of probable and estimable losses, management determined that this adjustment was appropriate. Net charge offs in the second quarter of 2005 were $289,000. Net recoveries were $3,000 in the second quarter of 2004. Net charge offs in the first half of 2005 were $333,000. Net recoveries were $13,000 in the first half of 2004. Non-performing assets increased from $5.2 million at year-end 2004 to $6.4 million at June 30, 2005.

Noninterest income was $7.1 million during the second quarter of 2005, an increase of $678,000, or 10.55%.  Noninterest income was $13.6 million during the first half of 2005, an increase of $1.0 million, or 10.89%. Trust income increased to $1.6 million during the second quarter of 2005 and to $3.3 million during the first half of 2005, an increase of $138,000 and $414,000 from the same periods in 2004.  Service charges on deposits increased from $1.8 million in the second quarter of 2004 to $2.1 million in the second quarter of 2005. Deposit service charges for the quarter increased as a result of deposit growth. Other noninterest income increased from $1.2 million in the second quarter of 2004 to $1.4 million in the second quarter of 2005.

The purchase of bank owned life insurance (BOLI) during the second quarter of 2004 resulted in an increase in other income for the first half 2005 of $214,000 over the first half of 2004.  Mortgage-related noninterest income, principally gains on sales of mortgage loans, totaled $1.8 million in the second quarter of 2005 and $2.0 million in the same period of 2004.

Noninterest expense was $15.4 million during the second quarter of 2005, an increase of $164,000, or 1.1%, from $15.2 million in the second quarter of 2004.  Salaries and benefits expense was $9.0 million during the second quarter of 2005, an increase of $695,000, or 8.4%, from $8.3 million in the second quarter of 2004.  Salaries and benefits expense was $18.1 million during the first half of 2005, an increase of $1.4 million, or 8.3%, from $16.7 million in the first half of 2004.  The full-time equivalent number of employees was 551 as of June 30, 2005, as compared with 546 one year earlier.  The increase in salaries and benefits was primarily related to increased staffing, due to branch expansion, and annual merit increases.

As the Company has expanded into and developed new markets, related facility and employee expenses have increased accordingly.  There were three new branch openings in 2005, bringing the number of locations to twenty-eight bank branches and four mortgage offices.   Net occupancy expenses were offset in the first half of 2005 by a reduction in the estimated accrual for occupancy related expenses.

Other expense increased from $3.0 million in the second quarter of 2004 to $4.2 million in the second quarter of 2005.  Other expense increased from $6.3 million in the first half of 2004 to $8.1 million in the first half of 2005. Activities relating to geographic expansion and marketing, as well as to rising costs related to Sarbanes-Oxley compliance, all contributed to the increase. Noninterest expense was higher in the second quarter of 2004 due to a $1.75 million charge for the settlement of a damage award.

Total assets were $2.24 billion as of June 30, 2005, an increase of $132.9 million, or 6.3%, from $2.10 billion as of December 31, 2004. Loans grew $122.8 million during the first half of 2005. Deposits increased by $110.7 million during the first half to $1.91 billion as of June 30, 2005.

Total loans were $1.63 billion as of June 30, 2005, an increase of  $122.8 million, or 8.1%, from $1.51 billion as of December 31, 2004. The largest increase was in commercial real estate, which rose $48.0 million, or 9.3%.  Construction and residential real estate loans increased $39.4 million and $27.4 million, respectively. These changes reflected the continuing loan demand in the markets in which the Company operates. The loan portfolio generally reflects the profile of the communities in which the Company operates. Because the Company is located in growing areas, real estate lending (including commercial, residential, and construction) is a significant portion of the portfolio. These categories comprised 86.5% of the portfolio as of June 30, 2005 and 83.8% of the portfolio as of December 31, 2004.

Total deposits were $1.91 billion as of June 30, 2005, an increase of $110.7 million, or 6.15%, from $1.80 billion as of December 31, 2004.  Demand deposits increased $5.8 million, or 2.3%, during 2005, from $250.3 million to $256.2 million.  Savings deposits increased $85.5 million, or 11.2%, from $763.6 million to $849.1 million.  Time deposits increased $19.3 million from $784.9 million to $804.2 million, or 2.5%. Pricing and sales strategies targeted growth in transactional deposit accounts and customer reinvestment of maturing time deposit balances in longer-term maturities. Successful selling efforts in these areas resulted in an increase in new account relationships and core funding sources.

Non-GAAP Presentations: Management uses certain non-GAAP ratios to evaluate and measure the Company’s performance.  Management presents a net interest margin calculation. The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period. Management believes this measure provides investors with information regarding balance sheet profitability. Management also presents an efficiency ratio that is non-GAAP. The efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income on a tax equivalent basis and noninterest income. Management believes this measure provides investors with information regarding the Company’s operating efficiency and how management evaluates performance internally. The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements. Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the company’s beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the economy, interest rates or other factors. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, please review our filings with the Securities and Exchange Commission.

Financial Highlights (unaudited)

In thousands, except share data

	Quarter Ended		Year to Date
	June 30,		June 30,
	2005	2004	2005	2004
Summary Income Statement:
Net interest income	18,478	16,902	36,110	33,744
Provision for loan losses	400	—	363	—
Noninterest income	7,105	6,427	13,577	12,638
Noninterest expense	15,410	15,246	30,409	29,015
Income taxes	3,203	2,562	6,156	5,776
Net income	6,570	5,521	12,759	11,591

Key Ratios (annualized):
Return on average assets	1.19%	1.14%	1.18%	1.23%
Return on average equity	18.46%	17.95%	18.34%	19.07%
Net interest margin (tax equivalent)	3.68%	3.81%	3.68%	3.86%
Efficiency ratio	58.63%	64.08%	59.58%	61.36%
Tangible capital to assets	6.34%	5.96%	6.34%	5.96%
Total capital to risk weighted assets	10.90%	11.06%	10.90%	11.06%
Tier 1 capital to risk weighted assets	10.01%	9.86%	10.01%	9.86%
Tier 1 capital to average assets	7.87%	7.74%	7.87%	7.74%

Per Share Data:
Basic earnings per share	$0.49	$0.41	$0.95	$0.86
Diluted earnings per share	$0.48	$0.41	$0.94	$0.86
Dividends declared per share	$0.13	$0.12	$0.25	$0.22
Book value per share	$10.71	$9.13	$10.71	$9.13
Tangible book value per share	$10.51	$8.90	$10.51	$8.90
Ending number of shares outstanding	13,497,889	13,417,680	13,497,889	13,417,680
Average number of shares outstanding	13,496,502	13,413,175	13,474,437	13,406,629
Diluted average shares outstanding	13,660,414	13,547,306	13,646,301	13,542,600

End of Period Balances:
Loans	1,631,903	1,425,361	1,631,903	1,425,361
Deposits	1,909,520	1,709,195	1,909,520	1,709,195
Stockholders’ equity	144,524	122,485	144,524	122,485
Total earning assets	2,097,925	1,890,792	2,097,925	1,890,792
Total assets	2,236,540	2,003,444	2,236,540	2,003,444

Average Balances:
Loans	1,606,521	1,406,134	1,577,182	1,381,850
Deposits	1,839,473	1,620,592	1,835,223	1,582,067
Stockholders’ equity	142,725	123,733	140,325	122,227
Total earning assets	2,088,855	1,830,917	2,054,248	1,804,757
Total assets	2,215,811	1,941,733	2,179,196	1,902,320

Asset Quality:
Nonaccrual loans	5,961	1,614	5,961	1,614
Restructured loans	—	—	—	—
Loans past due 90 days	374	811	374	811
Nonperforming loans	6,335	2,425	6,335	2,425
Other real estate	76	—	76	—
Nonperforming assets	6,411	2,425	6,411	2,425
Charge-offs	384	140	737	215
Recoveries	95	143	404	228
Net charge-offs (recoveries)	289	(3)	333	(13)
Provision for loan losses	400	—	363	—
Allowance for loan losses to loans	0.95%	1.28%	0.95%	1.28%

Major Classifications of Loans

	June 30,	June 30,	December 31,
	2005	2004	2004
Commercial and industrial	$174,255	$184,247	$171,058
Real estate - commercial	562,760	466,845	514,782
Real estate - construction	308,958	274,281	269,537
Real estate - residential	541,391	461,423	514,020
Installment	46,819	41,539	42,155
	1,634,183	1,428,335	1,511,552
Unearned origination fees	(2,280)	(2,974)	(2,476)
	$1,631,903	$1,425,361	$1,509,076

Major Classifications of Deposits

	June 30,	June 30,	December 31,
	2005	2004	2004
Noninterest bearing	$256,170	$230,274	$250,328
Savings	123,230	122,449	123,981
NOW accounts	278,531	268,125	234,757
Money market accounts	447,373	413,540	404,899
Certificates of deposits of less than $100,000	519,799	440,704	510,231
Certificates of deposits of $100,000 or more	284,417	234,103	274,653
	$1,909,520	$1,709,195	$1,798,849

Old Second Bancorp, Inc.

Consolidated Balance Sheets

(In thousands)

	(Unaudited)
	June 30,	December 31,
	2005	2004
Assets
Cash and due from banks	$63,610	$58,600
Interest bearing balances with banks	35	62
Cash and cash equivalents	63,645	58,662
Securities available for sale	453,595	452,942
Loans held for sale	12,392	16,597
Loans	1,631,903	1,509,076
Allowance for loan losses	15,525	15,495
Net loans	1,616,378	1,493,581
Premises and equipment, net	38,086	36,208
Other real estate owned	76	—
Mortgage servicing rights, net	1,337	317
Goodwill, net	2,130	2,130
Core deposit intangible assets, net	533	711
Bank owned life insurance	21,104	20,670
Accrued interest and other assets	27,264	21,843
Total assets	$2,236,540	$2,103,661

Liabilities
Deposits:
Demand	$256,170	$250,328
Savings	849,134	763,637
Time	804,216	784,884
Total deposits	1,909,520	1,798,849
Securities sold under repurchase agreements	52,131	45,242
Other short-term borrowings	73,153	75,786
Junior subordinated debentures	31,625	31,625
Notes payable	2,700	2,700
Accrued interest and other liabilities	22,887	14,471
Total liabilities	2,092,016	1,968,673

Stockholders’ Equity
Common stock	16,570	16,497
Additional paid-in capital	13,732	12,480
Retained earnings	165,410	156,025
Accumulated other comprehensive income (loss)	(850)	324
Treasury stock	(50,338)	(50,338)
Total stockholders’ equity	144,524	134,988
Total liabilities and stockholders’ equity	$2,236,540	$2,103,661

Old Second Bancorp, Inc.

Consolidated Statements of Income

(In thousands, except share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Year to Date
	June 30,		June 30,
	2005	2004	2005	2004
Interest Income
Loans, including fees	$24,946	$20,028	$47,960	$39,624
Loans held for sale	189	249	362	363
Securities:
Taxable	2,842	2,555	5,592	5,380
Tax-exempt	1,207	763	2,331	1,481
Federal funds sold	3	6	3	7
Interest bearing deposits	1	1	1	1
Total interest income	29,188	23,602	56,249	46,856
Interest Expense
Savings deposits	2,672	1,327	4,951	2,641
Time deposits	5,942	4,277	11,632	8,288
Repurchase agreements	296	79	507	173
Other short-term borrowings	1,176	379	1,785	750
Notes payable	27	3	50	8
Junior subordinated debentures	597	635	1,214	1,252
Total interest expense	10,710	6,700	20,139	13,112
Net interest income	18,478	16,902	36,110	33,744
Provision for loan losses	400	—	363	—
Net interest income after provision for loan losses	18,078	16,902	35,747	33,744
Noninterest Income
Trust income	1,629	1,491	3,278	2,864
Service charges on deposits	2,109	1,824	3,909	3,532
Secondary mortgage fees	287	271	471	468
Gain on sale of loans	1,484	1,690	2,878	2,917
Securities gains (losses), net	(1)	(251)	(5)	389
Bank owned life insurance	215	220	434	220
Other income	1,382	1,182	2,612	2,248
Total noninterest income	7,105	6,427	13,577	12,638
Noninterest Expense
Salaries and employee benefits	8,980	8,285	18,100	16,711
Occupancy expense, net	983	892	1,594	1,838
Furniture and equipment expense	1,183	1,235	2,449	2,254
Amortization of core deposit intangible assets	89	89	178	178
Litigation settlement	—	1,750	—	1,750
Other expense	4,175	2,995	8,088	6,284
Total noninterest expense	15,410	15,246	30,409	29,015
Income before income taxes	9,773	8,083	18,915	17,367
Provision for income taxes	3,203	2,562	6,156	5,776
Net income	$6,570	$5,521	$12,759	$11,591

Basic earnings per share	$0.49	$0.41	$0.95	$0.86
Diluted earnings per share	$0.48	$0.41	$0.94	$0.86

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Six month periods ended June 30, 2005 and 2004

(Dollar amounts in thousands- unaudited)

	2005			2004
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest bearing deposits	$567	$1	0.45%	$300	$1	1.01%
Federal funds sold	215	3	3.03	1,263	7	1.08
Securities:
Taxable	$329,107	5,592	3.40	317,747	5,379	3.39
Non-taxable (tax equivalent)	134,643	3,586	5.33	87,878	2,280	5.19
Total securities	463,750	9,178	3.99	405,625	7,659	3.78
Loans and loans held for sale	1,589,716	48,420	6.14	1,397,569	40,093	5.77
Total interest earning assets	2,054,248	57,602	5.65	1,804,757	47,760	5.32
Cash and due from banks	53,933	—	—	49,753	—	—
Allowance for loan losses	(15,517)	—	—	(18,387)	—	—
Other noninterest-bearing assets	86,532	—	—	66,197	—	—
Total assets	$2,179,196			$1,902,320

Liabilities and Stockholders’ Equity
Interest bearing transaction accounts	$668,395	4,698	1.42	$612,334	2,492	0.82
Savings accounts	126,309	253	0.40	122,523	149	0.24
Time deposits	792,427	11,632	2.96	631,171	8,288	2.64
Interest bearing deposits	1,587,131	16,583	2.11	1,366,028	10,929	1.61
Repurchase agreements	42,571	506	2.40	37,917	173	0.92
Federal funds purchased and other borrowed funds	112,104	1,786	3.21	115,147	750	1.31
Junior subordinated debentures	31,625	1,214	7.74	31,625	1,252	7.96
Notes payable	2,700	50	3.73	724	8	2.19
Total interest bearing liabilities	1,776,131	20,139	2.29	1,551,441	13,112	1.70
Noninterest bearing deposits	248,092	—	—	216,039	—	—
Accrued interest and other liabilities	14,648	—	—	12,613	—	—
Stockholders’ equity	140,325	—	—	122,227	—	—
Total liabilities and stockholders’ equity	$2,179,196			$1,902,320
Net interest income (tax equivalent)		$37,463			$34,648
Net interest income (tax equivalent) to total earning assets			3.68%			3.86%
Interest bearing liabilities to
earnings assets	86.46%			85.96%

Notes:        Nonaccrual loans are included in the above stated average balances.

Tax equivalent basis is calculated using a marginal tax rate of 35%.

The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Interest income (GAAP)	$29,188	$23,602	$56,249	$46,856
Taxable-equivalent adjustment - Loans	52	52	98	106
Taxable-equivalent adjustment - Investments	650	411	1,255	798
Interest income - FTE	29,890	24,065	57,602	47,760
Interest expense (GAAP)	10,710	6,700	20,139	13,112
Net interest income - FTE	$19,180	$17,365	$37,463	$34,648
Net interest income - (GAAP)	$18,478	$16,902	$36,110	$33,744
Interest earning assets	$2,088,855	$1,830,917	$2,054,248	$1,804,757
Net interest margin (GAAP)	3.55%	3.71%	3.54%	3.76%
Net interest margin - FTE	3.68%	3.81%	3.68%	3.86%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Noninterest expense	$15,410	$15,246	$30,409	$29,015
Noninterest income (excluding securities gains/losses)	7,106	6,678	13,582	12,249
Net interest income (GAAP)	18,478	16,902	36,110	33,744
Taxable-equivalent adjustment - Loans	52	52	98	106
Taxable-equivalent adjustment - Investments	650	411	1,255	798
Net interest income - FTE	19,180	17,365	37,463	34,648
Noninterest income plus net interest income - FTE	26,286	24,043	51,045	46,897
Efficiency ratio	58.63%	63.41%	59.57%	61.87%